SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 15, 2005

Date of Report (Date of earliest event reported)

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-32414	72-1121985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenway Plaza, Suite 1330

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

(713) 626-8525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 15, 2005, W&T Offshore, Inc. entered into a new credit facility replacing its existing credit facility. The lenders under the new credit facility are Toronto Dominion (Texas) LLC, Fortis Capital Corp., JPMorgan Chase Bank, N.A., Amegy Bank National Association, Societe Generale, Bank of Scotland, Natexis Banques Populaires, Royal Bank of Canada and Harris Nesbitt Financing, Inc. The credit facility, which matures on March 15, 2009, is a $300 million facility, with an initial borrowing base of $230 million. It is secured by 80% of the oil and natural gas properties of W&T and by the stock of W&T Offshore’s subsidiaries. A copy of the credit agreement is attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

Effective March 15, 2005, W&T Offshore, Inc.’s Amended and Restated Credit Agreement, dated February 24, 2000, by and among W&T Offshore, Inc., a Nevada corporation, Toronto Dominion (Texas), Inc., TD Securities (USA), Inc., Banc One Capital Markets, Inc., Meespierson Capital Corp. and certain additional financial institutions (a copy of which is attached to W&T’s Registration Statement on Form S-1 (Reg. No. 333-115103) as Exhibit 10.1) was terminated and replaced with the credit facility described under Item 1.01 hereof.

Item 9.01(c). Exhibits.

10.1	Second Amended and Restated Credit Agreement between W&T Offshore, Inc. (Borrower), Toronto Dominion (Texas) LLC (Agents and Lender), JPMorgan Chase Bank, N.A. and Fortis Capital Corp. (Co-Syndication Agents and Lenders), Harris Nesbitt Financing, Inc. and Bank of Scotland (Co-documentation Agents and Lenders), Natexis Banques Populaires (Co-agent and Lender), and certain financial institutions dated March 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ W. Reid Lea
W. Reid Lea Executive Vice President and Chief Financial Officer

Dated: March 15, 2005